United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 18, 2015

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 18, 2015, PSM Holdings, Inc., a Delaware corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Quintium Private Opportunities Fund, LP, a Delaware limited partnership, (the “Lender”) whereby the Lender agreed to loan to the Company an aggregate of $750,000, with an additional $250,000 to be loaned to the Company at the Lender’s discretion during the term of the loan (collectively the “Loan”). Pursuant to the Loan Agreement, the Company issued a Promissory Note dated February 18, 2015, to the Lender (the “Note”) for up to an aggregate of $1,000,000. The Company also agreed to pay to the Lender a loan commitment fee of 3% of the actual funds loaned to the Company. The interest rate on the Note is 14% per annum and monthly interest payments are due the first day each month beginning March 1, 2015. The Note matures on February 1, 2016. Default in the payment of the principal or unpaid accrued interest of the Note when due and payable would trigger acceleration of the Note. The Loan Agreement contains representations and warranties of the parties customary to a transaction of this nature. Copies of the Loan Agreement and the Note are attached as exhibits hereto.

The Loan Agreement contains certain affirmative covenants which require the Company to perform certain acts until the Loan is satisfied, including the following:

●

Provide the Lender quarterly and annual financial statements on a timely basis; weekly reports of loans held for sale and projected revenue and cash flow from these loans; and state and federal tax returns within 30 days of filing;

●	Maintain minimum EBITDA of not less than $300,000 for February and March 2015, in aggregate; $750,000 as of June 30, 2015; and $1,000,000 as of September 30, 2015 and thereafter;
●	Maintain a fixed coverage ratio of not less than 1.25;
●	Maintain adequate fire and other risk insurance;
●	Comply with all terms and conditions of all other existing agreements and contracts;
●	Retain executive and management personnel with substantially the same qualifications and experience of the present executives and management personnel;
●	Furnish the Lender a certificate on a quarterly basis attesting to the continued accuracy of the representations and warranties contained in the Loan Agreement; and
●	Provide additional assurances as may be reasonably requested by the Lender.

The Loan Agreement also contains certain negative covenants which prohibit the Company from performing certain acts, including the following:

●	Incurring any additional liens on the assets of the Company or its subsidiaries;
●

Create or assume any new indebtedness, except for ordinary accounts payable, debt secured by purchase money security interests not to exceed $10,000, or debt incurred in the ordinary course of business under the terms of any warehouse line of credit;

●	Capital expenditures in excess of $25,000;
●	Cease to maintain the Company’s current business operations;
●	Sell, transfer, pledge, or otherwise encumber any interest in the collateral pledged for the Loan;
●	Acquire another entity;
●	Make any guarantee or assume any liability of another person;
●	Make any loans or advances to the Company’s owners or management;
●	Pay or declare any dividends or other distributions to the Company’s owners until May 1, 2015, and then only if it would not violate the financial covenants of the Loan Agreement;
●	Enter into transactions with affiliates, except in the ordinary course of and pursuant to the reasonable requirements of the Company’s business; or
●	Make any investments in any person, except certain limited transactions in the ordinary course of business.

The Loan is secured by all of the assets of the Company (including intellectual property rights and licenses) and its subsidiaries as agreed to in the Security Agreement dated February 18, 2015, between the Company, and its subsidiaries, and the Lender (the “Security Agreement”). Upon the occurrence of an Event of Default (as defined in the Note) the Lender has the right to foreclose on the assets of the Company. A copy of the Security Agreement is attached as an exhibit hereto.

The security interest granted to the Lender is guaranteed by the Company’s wholly-owned subsidiaries, WWYH, Inc., a Texas corporation (“WWYH”), and PrimeSource Mortgage, Inc., a Delaware corporation (“PSMI”), pursuant to the Guaranty Agreements dated February 18, 2015, copies of which are attached as exhibits hereto. As collateral for the debt, the Company entered into the Stock Pledge Agreement dated February 18, 2015 (the “Pledge Agreement”) whereby the shares of WWYH owned by the Company and the shares of PSMI owned by WWYH were pledged to the Lender. The stock certificates representing the shares of WWYH and PSMI, together with executed stock powers, were deposited in escrow with the Lender pursuant to the Pledge Agreement. A copy of the Pledge Agreement is attached as an exhibit hereto.

In connection with the Loan transaction, Jeffrey R. Smith, a former director and executive officer of the Company, agreed to subordinate his prior loan to the Company in the principal amount of $120,000, and CBB, Inc. agreed to subordinate its prior loan to the Company in the principal amount of $137,376. Each of these parties entered into separate Subordination Agreements dated February 18, 2015, with the Lender and the Company (the “Subordination Agreements”) under which each party’s debt was subordinated to the debt of the Lender. Pursuant to the terms of the Subordination Agreement, the Company may continue to pay interest on these loans so long as the Company is not in default under the Loan Agreement, but may not make any payments of the principal amounts of these loans if such payments would cause the Company to be in default under the terms of the Loan Agreement. Each of these prior lenders also agreed to extend the promissory notes evidencing these prior loans until the Loan is fully repaid.

On February 18, 2015, the first closing of the Loan Agreement was held and the Company received $450,000 (less fees and costs of the transaction) from the Lender pursuant to the Note. Subject to certain preconditions, the Lender has agreed to loan the additional $300,000 to the Company pursuant to a second closing upon satisfaction of certain conditions precedent. These conditions include obtaining key-man life insurance in the amount of at least $500,000 on Kevin Gadawski, the principal executive and financial officer and a director of the Company; release of any prior encumbrances on the collateral securing the Loan; payment of the loan commitment fee plus any other fees or costs associated with the Loan; and any other documents reasonably requested by the Lender or its counsel.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.07.

On February 17, 2015, the holders of the Series A, C, and E Preferred Stock of the Company (constituting a majority of the votes of the outstanding shares of Preferred Stock, pursuant to Section 3(b)(vii) of the Certificates of Designation for the Preferred Stock, voted to permit the Company to proceed with the loan according to the terms of the Loan Agreement and any loan documents. The holders of the Series A, C, and E Preferred Stock also agreed to waive their rights to any dividend payments during the term of the Note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Loan Agreement dated February 18, 2015
99.2	Promissory Note dated February 18, 2015
99.3	Security Agreement dated February 18, 2015
99.4	Pledge Agreement dated February 18, 2015
99.5	PSMI Guaranty Agreement dated February 18, 2015
99.6	WWYH Guaranty Agreement dated February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: February 24, 2015	By	/s/ Kevin Gadawski
Kevin Gadawski, President

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